UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 29, 2007 (August 28, 2007)

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LOGISTICAL SUPPORT, INC.
(Exact Name Of Registrant Specified In Charter)

UTAH	000-5022	41-2029935
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

19734 Dearborn Street, Chatsworth, California 91311
(Address Of Principal Executive Offices) (Zip Code)

(818) 885-0300
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective August 28, 2007, Logistical Support, LLC (“Subsidiary”), which is the wholly owned subsidiary of Logistical Support, Inc. (the “Company”), entered into a Purchase Order Financing Agreement (the “Financing Agreement”) with Dutchess Private Equities Fund Ltd. (“Dutchess”) pursuant to which Dutchess agreed to advance the Subsidiary up to $2,000,000 for Subsidiary to finance certain purchase orders. The term of the Financing Agreement is two years. The obligations of Subsidiary is secured by a guarantee of the Company and a grant of a first priority security interest in the parts and supplies for the orders and all finished goods with respect to the orders.

Item 3.02 Unregistered Sale of Equity Securities

In connection with the Financing Agreement on August 27, 2007, the Company issued to Dutchess 500,000 restricted shares (the “Shares”) of the Company’s Common Stock. The Shares are subject to piggyback registration rights. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The certificate evidencing the Shares bears a restricted legend.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1. Purchase Order Financing Agreement between Logistical Support, LLC and Dutchess Private Equities Fund, Ltd.

Exhibit 10.2 Security Agreement

Exhibit 10.3 Continuing Unconditional Guaranty of Logistical Support, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGISTICAL SUPPORT, INC.

Date: August 29, 2007	By /s/ Bruce Littell
Name: Bruce Littell Title: Chief Executive Officer

Exhibit Index

Exhibit Number
10.1	Purchase Order Financing Agreement between Logistical Support, LLC and Dutchess Private Equities Fund, Ltd.
10.2	Security Agreement
10.3	Continuing Unconditional Guaranty of Logistical Support, Inc.

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